Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ISSUES FORM 8-K FOR 2021 ANNUAL MEETING OF SHAREHOLDERS PRESENTATION

LAVAL, Quebec, April 27, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) ("Bausch Health" or the “Company”) today announced the Company is providing a presentation on its business during the Company’s annual meeting of shareholders on April 27, 2021. The presentation will be available on the Investor Relations section of the Bausch Health website. The Company has filed a Form 8-K this morning, annexing this presentation.

About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. More information can be found at www.bauschhealth.com.
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